Exhibit 99.1

                       TUMBLEWEED APPOINTS JAMES A. HEISCH
                              TO BOARD OF DIRECTORS

REDWOOD CITY, CA - July 6, 2006 - Tumbleweed(R) Communications Corp. (NASDAQ:
TMWD), a leading provider of email security, managed file transfer, and identity validation appliance and software products, today announced the appointment of James A. Heisch to its Board of Directors, representing a new addition to the Tumbleweed Board and bringing the total number of Board members to eight. Mr. Heisch has also been appointed to serve as Chairman of Tumbleweed's Audit Committee, replacing Standish O'Grady who has been serving in that capacity on an interim basis.

Mr. Heisch has more than 40 years of senior level business experience including 17 years with Arthur Young & Company where he was an audit partner, and later as the Chief Financial Officer for leading technology companies including Atari, Businessland and Supermac Technology. Additionally, Mr. Heisch served five years with medical device company Vitamed, Inc., initially as CFO managing all financial and administrative functions in the United States and United Kingdom, and then as President and CEO responsible for worldwide operations. He later joined Worldtalk Corporation as CFO and later was promoted to President. Tumbleweed acquired Worldtalk in 2000, and subsequently Mr. Heisch also served as Tumbleweed's interim Chief Financial Officer during 2001.

"It is a pleasure to welcome Mr. Heisch to our board of directors and as chairman of our audit committee," said James P. Scullion, Chief Executive Officer of Tumbleweed. "We believe that his extensive background and familiarity with Tumbleweed, combined with his considerable experience as a senior level executive at a wide range of companies, make him exceptionally qualified to serve Tumbleweed's shareholders as a member of the Board. At the same time, we are grateful for Standish O'Grady's service as Chairman of our Audit Committee, a role he graciously undertook when my appointment as Chief Executive Officer in January made it necessary for me to step down as Audit Committee Chairman."

Safe Harbor Statement

Tumbleweed cautions that forward-looking statements contained in this press release are based on current plans and expectations as of the date of this press release, and that a number of factors could cause the actual results to differ materially from the guidance given at this time. These factors are described in the Safe Harbor statement below.

Except for the historical information contained herein, the matters discussed in this press release may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected, particularly with respect to Mr. Heisch's service as a member of Tumbleweed's Board of Directors and Audit Committee. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. For further cautions about the risks of investing in Tumbleweed, we refer you to the documents Tumbleweed files from time to time with the Securities and Exchange Commission, particularly Tumbleweed's Form 10-K filed March 16, 2006 and Form 10-Q filed May 10, 2006.

Tumbleweed assumes no obligation to update information contained in this press release. Although this release may remain available on Tumbleweed's website or elsewhere, its continued availability does not indicate that Tumbleweed is reaffirming or confirming any of the information contained herein.

About Tumbleweed Communications Corp.

Tumbleweed provides security solutions for email protection, file transfers, and identity validation that allow organizations to safely conduct business over the Internet. Tumbleweed offers these solutions in three comprehensive product suites: MailGate(R), SecureTransport(TM), and Validation Authority(TM). MailGate provides protection against spam, viruses, and attacks, and enables policy-based message filtering, encryption, and routing. SecureTransport enables business to safely exchange large files and transactions without proprietary software. Validation Authority is the world-leading solution for determining the validity of digital certificates. Tumbleweed's enterprise and government customers include ABN Amro, Bank of America Securities, Catholic Healthcare West, JP Morgan Chase & Co., The Regence Group (Blue Cross/Blue Shield), St. Luke's Episcopal Healthcare System, the U.S. Food and Drug Administration, the U.S. Department of Defense, and all four branches of the U.S. Armed Forces. Tumbleweed was founded in 1993 and is headquartered in Redwood City, Calif. For additional information about Tumbleweed go to www.tumbleweed.com or call 650-216-2000.

Tumbleweed, MailGate, SecureTransport and Validation Authority are either registered trademarks or trademarks of Tumbleweed Communications Corp. in the United States and/or other countries. All other trademarks are the property of their respective owners.

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For further information, please contact:

MKR Group, LLC                           Tim Conley
Charles Messman, Todd Kehrli             SVP Finance & CFO
818-556-3700                             650-216-2000
ir@mkr-group.com                         tim.conley@tumbleweed.com